Exhibit 10.9

Exclusive Management Consultancy Agreement

Exclusive Management Consultancy Agreement

June 14, 2010

Guangzhou, P.R.C.

Exclusive Management Consultancy Agreement

Exclusive Management Consultancy Agreement

This Exclusive Management Consultancy Agreement (the “Agreement”) is entered into on 06/14/2010 in Guangzhou, the People’s Republic of China (the “PRC”) by and between:

Party A: Jianping Xu, a male citizen of PRC with ID Card number 420601196208133553, whose domicile is located at No. 55, Guantai Blvd, Nancheng District, Dongguan, GuangDong, PRC, currently owns 100% shares of Guangzhou Dongfang Hospital Co., Ltd.,

Party  B: Guangzhou Dongfang Hospital Co., Ltd., an enterprise incorporated in and existing under the PRC laws, the registration number of its Business License is 44011100013535, and its registered address is No.8, South Shian Road, Shijing Street, GuangZhou.

Party C: Guangzhou Shouzhi Medical Institution  Management Co. Ltd., a wholly-foreign owned enterprise registered in Guangzhou, PRC, the registration number of its Business License is 440101400021828 , and its registered address is 3rd Floor, No.8, South Shian Road, Shijing Street, GuangZhou.

In this Agreement, Party A, Party B and Party C are collectively referred to as the “Parties” and each as the “Party”.

WHEREAS:

1.        Party A is the sole shareholder of Party B and legally holds all of the equity interests of Party B；

Exclusive Management Consultancy Agreement

2         Party B is a for-profit hospital incorporated in and validly existing under the PRC laws, and mainly engages in providing medical services to patients and selling medicines.

3.        Party C, a wholly-foreign owned enterprise incorporated in and existing under the PRC laws, has been formed and organized to exclusively manage and operate Party B.

4.        Party A and Party B agree to engage Party C as the exclusive management consultant of Party B;

5.        Party C agrees to accept such engagement and to work as its exclusive management consultant.

Therefore, in accordance with laws and regulations of the PRC, based on the principle of equality and mutual benefit, it is hereby agreed as follows.

Article 1     Exclusive Management Consultant

As of the date of the Agreement, Party A and Party B irrevocably agree to engage Party C as the exclusive management consultant to Party B pursuant to the terms and conditions of this Agreement. Party C agrees to accept the engagement of Party A and Party B, and to manage and operate Party B as an exclusive management consultant in accordance with the terms and conditions of this Agreement.  Party A and Party B acknowledge and agree that nothing in this Agreement shall prohibit or limit Party C from providing management consulting services to other hospitals, including hospitals that may compete with Party B.

Article 2     Representations and Warranties

2.1  The Parties hereby make the following representations and warranties to each other as of the date of this Agreement as follows:

Exclusive Management Consultancy Agreement

2.1.1  has the power and legal capacity to enter into this Agreement and perform and observe its obligations hereunder;

2.1.2  has fulfilled necessary internal decision making procedures and appropriate authorities, and has got all necessary consents and approvals required from any necessary third parties and governmental authorities for executing and performing this Agreement, and does not violate any binding or influential PRC laws and other relevant contracts.

2.1.3  upon execution, this Agreement consists of legal, valid and binding obligations of the Parties which are enforceable under this Agreement.

2.2    Party A and Party B hereto jointly and severally represents and warrants to Party C that:

2.2.1 the execution and delivery of the agreement and the performance of their obligations will not violate or result in a default under (i) any material contract to which Party A or Party B is bound or to which their assets may be subject; (ii) any provision of the governing documents of Party B; (3) any law, rule or regulation applicable to Party A or Party B or its property, operations or assets.

2.2.2 Party A and Party B are not currently in breach or default of a material agreement, governing document or applicable law;

2.2.3 there are no pending, threatened or contemplated legal or other proceedings by any governmental agency which would seek to enjoin or prevent the parties from entering into the Agreement or consummating the transactions contemplated by the Agreement; and

2.2.4 Party B is legally registered, validly existing and in good standing under the laws and regulations of the PRC.

Article 3     Content of Services

During the Management Consultant Period (defined please refer to Article 4), as the exclusive management consultant, Party C shall be fully responsible for the management of Party B. The management service includes but not limited to the following issues:

Exclusive Management Consultancy Agreement

3.1   Party C shall be fully responsible for the operation and management of Party B, including appointing members of the Board of Directors and the supervisors, hiring, overseeing and termination of Party B’s management, administrative and other personnel, and having responsibility for all aspects of the operations of Party B. Party A and Party B shall make the resolutions of the shareholders’ meeting and the Board of Directors in accordance with the decisions of Party C.

3.2   Party C has the right to manage and control all capital of Party B. Party B shall open an Management Account or designate an existing account as an management account (“Management Account”).  Party C has the exclusive right to decide how to use the funds in the Management Account. The signer of the Management Account shall be appointed or confirmed by Party C. Since the effective date of this Agreement, all of the cash of Party B shall be kept in this Management Account, including but not limited to its existing working capital and income received from operating hospitals, performing medical services, selling medicine, and otherwise acquiring, purchasing, managing or disposing of its equipment, medicines, inventory, accounts receivable and other assets; all payments of funds shall be disbursed through this Management Account, including but not limited to the payment of all existing accounts payable and operating expenses, payment of employees salaries and purchase of assets; and all revenues from its operations shall be kept in this Management Account.

3.3   Since the effective date of this Agreement, Party C shall have the full right to control and administrate the internal financial affairs and daily production and operation of Party B, execution and performance of contracts, and payment of taxes etc..

3.4   Party A shall provide necessary assistance to Party C unconditionally for decision making in operation and management of Party B.

Exclusive Management Consultancy Agreement

Article 4     Management Consultant Period

The management consultant period (“Management Consultant Period”) shall be commencing from the effective date of this Agreement to the earlier of the following date:

4.1  The date on which the business term of Party B expires and is not renewed within the applicable period of time provided under applicable law for such renewal;

4.2  The date on which the Parties reach a mutual agreement for the termination of the management consultancy;

4.3  The date on which Party C completes the acquisition of 100% equity interests or assets of Party B; or

4.4  At the time that termination of this Agreement occurs pursuant to Article 11 hereof.

Article 5     Payment terms

In order to perform the Agreement, Party B shall make a payment to Party C for the service of management consultancy in an amount equal to the amount of the net profits of Party B, being the monthly revenues after deduction of operating costs, expenses and taxes.

Article 6     Rights and Obligations of Party A and Party B

6.1  Party A has the right to know the business conditions of Party B at any time and provide proposals;

6.2  As of the effective date of this Agreement, Party A and Party B shall hand over its all business materials together with personnel files, Business License, corporate seal, financial seal and other materials to Party C or its authorized representative;

6.3  Party A has no right to make any decision regarding Party B’s operations without the written consent of Party C;

6.4  Party A and Party B shall assist Party C in carrying out the management consultancy according to Party C’s requirement;

Exclusive Management Consultancy Agreement

6.5  Party A and Party B shall perform its obligations pursuant to the Shareholders’ Voting Rights Proxy Agreement and the Call Option Agreement and relevant agreements, and not to violate the said agreements;

6.6  Party A shall not intervene in Party C’s management and operation over Party B in any form by making use of shareholder’s power;

6.7  Party A shall not entrust or authorize its shareholder’s rights in Party B to a third party other than Party C without Party C’s consent;

6.8  Party A and Party B shall not entrust a third party other than Party C to manage Party B in any form without Party C’s consent;

6.9  Party B shall open an account or designate an existing account as an Management Account promptly;

6.10  Party A and Party B shall actively assist Party C to expand Party B’s operations to the extent deemed necessary or desirable by Party C;

6.11  Party A and Party B shall assist Party C to purchase and improve medical and other equipment, transportation vehicles, office supplies, communication equipment, etc. in the PRC;

6.12  Party A and Party B shall actively assist Part C to complete any required procedures relating to foreign mergers and acquisitions in accordance with relevant laws and regulations.

6.13  Party A and Party B shall not terminate this Agreement unilaterally with any reason;

Exclusive Management Consultancy Agreement

6.14  Party A and Party B shall enjoy other rights and perform other obligations under the Agreement.

Article 7     Rights and Obligations of the Party C

7.1   Party C has an independent and full right to manage Party B;

7.2   Party C has the right to dispose of all assets of Party B;

7.3   Party C has the right to enjoy profits arising from Party B’s operations during the period of entrusted management;;

7.4   Party C has the right to nominate directors to the shareholders of Party B;

7.5   Party C has the right to appoint general manager, deputy general manager, financial manager and other senior management personnel of Party B according to the resolutions of its Board of Directors;

7.6   Party C has the right to convene shareholders’ meetings of Party B in accordance with the Shareholder’s Rights Proxy Agreement and make resolutions of shareholders’ meetings; and

7.7   Party C has the right to manage the Management Account;

7.8   Party C has the right to manage all business and operations of Party B;

7.9   According to the requirements of Party A, Party C shall inform Party A about the business conditions of Party B and accept the reasonable suggestions of Party A;

7.10  Party C shall enjoy other rights and perform other obligations under the Agreement.

Exclusive Management Consultancy Agreement

Article 8     Taxes and expenses

Any and all taxes and expenses arising from execution and performance of this Agreement and during the course of the operation through management consultancy shall be borne by the Parties respectively pursuant to the provisions of laws and regulations.

Article 9     Intellectual Property rights

Party C shall strictly keep secret of patent, trademark, data, drawings, specifications or other technical information furnished in writing or otherwise by Party A and Party B according to this Agreement, including any intellectual property rights therein.

Furthermore, except as may occur under the terms of the Call Option Agreement, the Shareholder’s Proxy Rights Agreement and the Share Pledge Agreement of even date herewith (together with this Agreement, collectively, the “Domestic Agreements”), the above mentioned intellectual property rights information shall in no event become the property of Party C and shall be used by Party C only to perform its obligations hereunder and under the other Domestic Agreements. Except as provided hereunder,. they shall not be duplicated or disclosed to any third party or used in whole or in part for any other purpose. The furnishing of patent, trademark, data, drawings, specifications or other technical information shall not be construed as granting to Party C any ownership of any kind whatsoever, express or implied.

Article 10   Liabilities for breach of Agreement

10.1 Both Parties shall exercise the rights and perform the obligations appropriately in order to ensure this Agreement to be performed smoothly. Either party shall undertake the responsibility of the breach of the Agreement, and shall compensate the other party for all losses caused.

Exclusive Management Consultancy Agreement

10.2 Party A and Party B shall, jointly and severally, indemnify and hold harmless Party C, and its successors and assigns, and each of their respective officers, directors, affiliates, executives, Directors, managers, deputy managers, members, equity holders, attorneys, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses (including reasonable attorney’s fees and court costs), arising out of or caused by, directly or indirectly (a) any material misrepresentation, breach or failure of any representation or warranty made herein by Party A or Party B or any agreement or document delivered in connection herewith; (b) any failure or refusal by Party A or Party B to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by either or both of them; or (c) the performance by Party C of its obligations and duties hereunder.

Article 11   Force Majeure

Force Majeure means all events which are beyond the control of either Party, is unforeseen, or if foreseen, unavoidable and as a result of which Party A or Party B is unable to perform its obligations under this Agreement. An Event of Force Majeure includes, but is not limited to, acts of nature and natural disasters such as flood, fire, drought, typhoon, storm, tidal wave, earthquake or explosion, epidemic disease, shutdown, tsunami, accidents or any other instances which cannot be foreseen, prevented or controlled including instances which are accepted as Force Majeure in general international commercial practices.

Party A and Party B shall notify the other Parties in writing within [14] days after the occurrence of the force majeure. If the force majeure causes Party A and Party B to not be able to perform their obligations for 60 consecutive days, Party C would be entitled to deliver, in its sole discretion, a written notice of termination of the Agreement to Party A and Party B, and this Agreement shall be terminated 30 days after Party A and Party B receive such termination notice.

Article 12   Confidentiality

12.1  The Parties agree to treat as strictly confidential and use solely for the purposes of this Agreement all materials, documents, communications and other information, whether commercial, technical or otherwise, obtained or received by them as a result of negotiating or entering into this Agreement or performing their respective obligations hereunder (hereinafter referred to as “Confidential Information”). Neither of the parties shall, except with the prior written consent of the other party hereto, publish, divulge or disclose any Confidential Information to any third party.

Exclusive Management Consultancy Agreement

12.2 Each Party may disclose Confidential Information in any of the following circumstances:

12.2.1     To the extent that disclosure is required by law or by the order of a court or tribunal of competent jurisdiction and then only to such extent; or

12.2.2     If so required by a regulatory or governmental authority acting in accordance with its powers; or

12.2.3     If the relevant Confidential Information is in the public domain;

12.2.4 If the relevant Confidential Information was in the lawful possession of the disclosing Party prior to its disclosure to the disclosing Party by the other Party hereto and had not been received from the other Party hereto

PROVIDED THAT the disclosing Party shall, in any of the above circumstances, give prior notice to other Parties hereto of any proposed disclosure of Confidential Information.

12.3  Notwithstanding the other provisions of this Article, each of the Parties hereto shall be entitled to disclose Confidential Information to any of its solicitors, accountants or other professional advisers or to any of its directors or senior employees provided that each such person has undertaken in writing to treat the same as strictly confidential in terms similar to Article 12.1.  Furthermore, nothing herein shall prohibit Party B or any of its parents, successors or affiliates from publicly disclosing this Agreement or any of the terms herein pursuant to the laws, rules, regulations or interpretations of any governmental agency or self regulatory organization, including by filing a copy of this Agreement with any such agency or organization as an exhibit to any filing made or document provided by such person thereunder.

Article 13   Applicable Law

The execution, effectiveness, interpretation, implementation and settlement of disputes of this Agreement will be governed by the PRC laws.

Exclusive Management Consultancy Agreement

Article 14   Settlement of Disputes

All disputes arising out of or in connection with this Agreement shall be settled by the Parties through friendly negotiation. In the event said disputes can not be settled through friendly negotiation, either Party may submit the dispute to arbitration to be conducted by South-China Sub-Commission of China International Economic and Trade Arbitration Commission in Shenzhen in accordance with its then current arbitration rules. The arbitral award shall be final and binding.

Article 15   Effectiveness and Termination of Agreement

15.1  This Agreement shall come into effect upon the seal and authorized signature of both Parties, and terminate in accordance with Article 4.

15.2  Either Party shall not terminate or modify this Agreement before Party C completes acquisition of all equity interests or assets of Party B, unless both Parties reach an agreement to terminate it.

15.3  The provisions of Article 10.2 of this Agreement and the obligations of Party A and Party B thereunder shall survive any termination of this Agreement.

Article 16   Miscellaneous

16.1  Amendment, Modification and Supplement:

Any amendment and supplement of this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed as a part of this Agreement.

16.2  Transfer

Except as otherwise provided herein, without prior written consent from the other Party, either Party can not subcontract, authorize or transfer any rights and obligations under this Agreement to third party or its affiliated companies. Any unauthorized transfers are invalid. Neither Party could unreasonably delay the process to decide whether to agree the transfer. After providing Party A and Party B with prior notice, Party C may assign or transfer its rights in and to the Agreement, and delegate its duties with respect thereto, to any of its affiliates in its sole discretion.

Exclusive Management Consultancy Agreement

16.3  Partial invalidity

If, at any time, any provision hereof is or becomes unenforceable in any respect under the law of any jurisdiction, which will not cause material adverse effects on the rights and obligations of the Parties under this Agreement, the other provisions remain valid.

16.4  Waivers

Waivers in writing signed by the Parties are considered valid. No failure to exercise on the part of either Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

16.5  Successor

This Agreement shall equally bind and benefit the successor or the permitted transferee of the Parties.

16.6  Languages

This Agreement has been written and signed between the Parties in English and Chinese languages. Both language versions shall be equally authentic. If there are conflicts or discrepancy between two versions, both parties agree that Chinese version shall prevail.

16.7  Copies of Agreement

This Agreement is signed in four copies, Each party holds one copy， others for relevant procedures. Either one is considered as original and has the same effect.

In witness hereof, the Agreement is duly executed by the Parties hereto on the date first written above.

Exclusive Management Consultancy Agreement

        (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Exclusive Management Consultancy Agreement

(Page of signature only)

Party A:

Jianping Xu(signature):

/s/ Jianping Xu

Party B:

Guangzhou Dongfang Hospital Co., Ltd (seal)

Legal representative or Authorized representative(Signature)

/s/ Jianping Xu

Party C: Guangzhou Shouzhi Medical Institution Management Co. Ltd. (seal)

Legal representative or Authorized representative(Signature)

/s/ Jianping Xu

Date: June 14, 2010